UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8 - K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 26, 2005
Commission file number 0-16718
NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON	91-1366564

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

101 STEWART STREET, SUITE 700
SEATTLE, WASHINGTON	98101

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 621-1351
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments
Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP
Item 2.06. Material Impairments
On August 26, 2005, the Partnership settled its ongoing litigation with the buyer of the Partnership’s Sequim and Camano Island, Washington systems (the Washington Systems). The litigation related to $411,600 in sale proceeds that were subject to certain claims, which were made by the buyer of the Washington Systems, under the holdback agreement provisions of the purchase and sale agreement. This amount was previously included in the Partnership’s balance sheets as “system sale receivable.” As a result of the settlement reached between the Partnership and the buyer of the Washington Systems, the Partnership received approximately $128,400 of the escrow funds. The remaining escrow proceeds, approximately $283,200, were remitted to the buyer of the Washington Systems, and will be allocated to discontinued operations and recorded as a loss from the sale of systems in the Partnership’s statement of operations for the quarter ended September 30, 2005.
The Partnership does not expect that the settlement of these claims, or the write off the amounts remitted to the buyer of the Washington Systems, will have any further implication on the Partnership’s financial statements.

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Item		Sequentially
9.01	Financial Statements, Pro Forma Financial Statements and Exhibits	Numbered Page
(a)	Financial Statements

None

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

None.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

	By:	NORTHLAND COMMUNICATIONS CORPORATION
(Managing General Partner)

Date: 9-23-05	By:	GARY S. JONES

Gary S. Jones
(President)

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